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                                                            Exhibit (h) (4) (d)

                            PARTICIPATION AGREEMENT

   AGREEMENT, made as of the 30th day of April, 2013, between The United States Life Insurance Company in the City of New York (the "Company"), a life insurance company organized under the laws of the State of New York, on behalf of itself and on behalf of the Variable Separate Accounts and/or Separate Accounts (hereinafter referred to as "Separate Accounts") as set forth on Appendix A and Anchor Series Trust (the "Trust"), an open-end management investment company established pursuant to the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated August 26, 1983, as amended from time to time, which is composed of multiple investment series ("Portfolios").

                                  WITNESSETH:

   WHEREAS, the Company, by resolution, has established the Separate Accounts on its books of account for the purpose of funding certain variable annuity contracts and variable life insurance policies (collectively with other contracts and policies that may be funded through the Trust, "Contracts") issued or underwritten by it; and

   WHEREAS, the Separate Accounts are divided into various subaccounts or portfolios ("Divisions") under which the income, gains and losses, whether or not realized, from assets allocated to each such Division are, in accordance with the applicable variable annuity contracts and variable life insurance policies, credited to or charged against such Division without regard to any income, gains or losses of other Divisions or separate accounts of the Company; and

   WHEREAS, the Separate Accounts are registered with the U.S. Securities and Exchange Commission ("SEC") as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"); and

   WHEREAS, the Trust, a registered, open-end, diversified management investment company, is divided into various Portfolios, each Portfolio being subject to separate investment objectives and restrictions; and

   WHEREAS, the Separate Accounts desire to purchase shares of Portfolios of the Trust in connection with the issuance of the Contracts which are listed in Appendix B and as may be amended from time to time; and

   WHEREAS, the Trust agrees to make shares of certain of its Portfolios available to serve as underlying investment media for the corresponding Divisions of the Separate Accounts; and

   WHEREAS, AMERICAN GENERAL EQUITY SERVICES CORPORATION ("Distributor"), which serves as the distributor for the Contracts funded in the Separate Accounts pursuant to an agreement with the Company on behalf of itself and the Separate Accounts is a broker-dealer registered as such under the Securities Exchange Act of 1934 ("1934 Act") and a member of the Financial Industry Regulatory Authority ("FINRA"), formerly known as National Association of Securities Dealers, Inc.;

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   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the Company (on behalf of itself and the Separate Accounts) and the Trust hereby agree as follows:

   1. The Contracts funded by the Separate Accounts will provide for the allocation of net amounts among certain Divisions of the Separate Accounts for investment in the shares of the portfolios of the Trust underlying each such Division. The selection of a particular Division is to be made (and such selection may be changed) in accordance with the terms of the applicable Contract.

   2. No representation is made as to the number or amount of such Contracts to be sold. The Company, pursuant to its agreement with Distributor, will make reasonable efforts to market those Contracts it determines from time to time to offer for sale and, although it is not required to offer for sale new Contracts, the Company will accept payments and otherwise service existing Contracts funded in the Separate Accounts.

   3. Trust shares to be made available to the respective Divisions of the Separate Accounts shall be sold by each of the respective Portfolios of the Trust and purchased by the Company for that Division at the net asset value next computed after receipt of each order, as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of those Contracts having amounts allocated to the Division for which the Trust Portfolio shares serve as the underlying investment medium. Orders and payments for shares purchased will be sent promptly to the Trust and will be made payable in the manner established from time to time by the Trust for the receipt of such payments. The Trust reserves the right to delay transfer of its shares until the payment check has cleared. The Trust has the obligation to insure that its shares to be made available to the appropriate Division(s) under the Contracts are registered at all times under the Securities Act of 1933 ("1933 Act"). Notwithstanding the foregoing, and subject to the termination obligations in Paragraph 20, the Board of Trustees (the "Board") may refuse to sell shares of any Portfolio to the Company or suspend or terminate the offering of such shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties, necessary in the best interests of the shareholders of such Portfolio.

   4. The Trust will redeem the shares of the various Portfolios when requested by the Company on behalf of the corresponding Division of the Separate Accounts at the net asset value next computed after receipt of each request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust will make payment in the manner established from time to time by the Trust for the receipt of such redemption requests, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

   5. Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Separate Accounts. Shares ordered from a particular Portfolio to the Trust will be recorded in an appropriate title for the corresponding Division of the Separate Accounts.

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   6. The Trust shall furnish notice promptly to the Company any dividend or distribution payable on its shares which are subject to this Agreement. All of such dividends and distributions as are payable on each of the Portfolio shares in the title for the corresponding Division of the Separate Accounts shall be automatically reinvested in additional shares of that Portfolio of the Trust. The Trust shall notify the Company of the number of shares so issued.

   7. The Trust will use its best efforts to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817-5, the Trust will notify the Company immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

   8. All expenses incident to the performance of the Trust under this Agreement shall be paid by the Trust. The Trust shall ensure that all of its shares which are subject to this Agreement are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase by the Separate Accounts. The Company agrees to distribute the Trust's prospectuses, proxy materials and reports to Contract owners and prospective Contract owners, as applicable; but the Company shall bear none of the expenses for the cost of registration of the Trust's shares, preparation of the Trust's prospectuses, proxy materials and reports, the distribution of such items to Contract owners, the preparation of all statements and notices required by any federal or state law or any taxes on the issue or transfer of the Trust's shares subject to this Agreement, except to the extent such costs are related to the marketing of the Contracts.

   9. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all state and federal laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, to the extent applicable. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each of the Separate Accounts as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register the Separate Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

   10. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such

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treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

   11. The Company represents and warrants that the underwriter for the Contracts is a member in good standing of FINRA and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and its underwriter will sell and distribute such policies in accordance in all material respects with state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, to the extent applicable.

   12. The Company, either directly or through Distributor, shall make no representations concerning the Trust's shares which are subject to this Agreement other than those contained in the then current prospectus of the Trust and in printed information subsequently issued by the Trust as supplemental to such prospectus.

   13. The Company shall provide pass-through voting privileges to all variable Contract owners so long as the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company will vote shares for which it has not received voting instructions in the same proportion as it votes shares for which it has received instructions among each of the Separate Accounts.

   14. The Company and the Trust acknowledge that in the future, the Trust's shares may become available for investment by separate accounts of other insurance companies, which may or may not be affiliated persons (as that term is defined in the 1940 Act) of the Company (collectively with the Company, "Participating Insurers"). In such event, (a) the Trust shall undertake that its Board will monitor the Trust for the existence of material irreconcilable conflicts that may arise between the contract owners of Participating Insurers, for the purpose of identifying and remedying any such conflict and
(b) Paragraphs 15, 16 and 17 shall apply. In discharging its responsibilities under Paragraphs 15, 16 and 17 hereinafter, the Company will cooperate and coordinate, to the extent necessary, with the Board and with other Participating Insurers. The Trust agrees that it will require, as a condition to participation, that all Participating Insurers shall have obligations and responsibilities regarding conflicts of interest corresponding to those that are agreed to herein by the Company pursuant to such Paragraphs 15, 16 and 17 and pursuant to this Paragraph 14.

   15. Upon request by the Board, the Company will report to the Board any potential or existing conflicts of which it is or becomes aware between any of its Contract owners or between any of its Contract owners and contract owners of other Participating Insurers. The Company will be responsible for assisting the Board in carrying out its responsibilities to identify material conflicts by providing the Board with all information available to it that is reasonably necessary for the Board to consider any issues raised, including information as to a decision by the Company to disregard voting instructions of its Contract owners.

   16. The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly by it to the Company and other Participating

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Insurers. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different Participating Insurers; or (f) a decision by a Participating Insurer to disregard the voting instructions of variable contract owners.

   17. If it is determined by a majority of the Board or a majority of its disinterested Trustees that a material irreconcilable conflict exists that affects the interests of the Company Contract owners, the Company shall, in cooperation with other Participating Insurers whose contract owners' interests are also affected by the conflict, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include:
(a) withdrawing the assets allocable to the Separate Accounts from the Trust or any portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust, or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or life insurance contract owners) that votes in favor of such segregation, or offering to the affected contract owners of the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. The Company shall take such steps at its expense if the conflict affects solely the interests of the owners of the Company Contracts, but shall bear only its equitable portion of any such expense if the conflict also affects the interest of the contract owners of one or more Participating Insurers other than the Company, provided, that this sentence shall not be construed to require the Trust to bear any portion of such expense. If a material irreconcilable conflict arises because of the Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at Trust's election, to withdraw the Separate Accounts' investment in the Trust, and no charge or penalty will be imposed against the Separate Accounts as a result of such a withdrawal. The Company agrees to take such remedial action as may be required under this Paragraph 17 with a view only to the interests of its Contract owners. For purposes of this Paragraph 17, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable conflict, but in no event will Trust be required to establish a new funding medium for any variable contracts. The Company shall not be required by this Paragraph 17 to establish a new funding medium for any variable contract if an offer to do so has been declined by vote of a majority of affected contract owners.

   18.1 The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, (an "Indemnified Party" or collectively the "Indemnified Parties" for purposes of this Paragraph 18.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged

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loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

       (a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts or sales literature generated or approved by the Company on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, the "Company's documents" for the purposes of this Paragraph 18.1), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in the Company's documents or otherwise for use in connection with the sale of the Contracts or shares; or

       (b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the Trust's documents, as defined in Paragraph 18.2 (a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or shares; or

       (c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Trust's documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

       (d)arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement provided the Trust furnished the Company written notice of such failure and the Company did not cure such failure within a reasonable period after receipt of such notice; or

       (e)arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

   18.2 The Trust agrees to indemnify and hold harmless the Company, the Separate Accounts and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (an "Indemnified Party" or collectively, the "Indemnified Parties" for purposes of this Paragraph 18.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent

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of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

       (a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust or in sales literature generated or approved by the Trust (or any amendment or supplement to any of the foregoing), (collectively, the "Trust's documents" for the purposes of this Paragraph 18.2), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in the Trust's documents or otherwise for use in connection with the sale of the Contracts or shares; or

       (b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the Company's documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or shares; or

       (c)arise out of or result from any untrue statement or alleged untrue statement of material fact contained in the Company's documents or the omission or alleged omission to state therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

       (d)arise out of result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement provided the Company furnished the Trust written notice of such failure and the Trust did not cure such failure within a reasonable period after receipt of such notice; or

       (e)arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

   18.3 Except as otherwise set forth in Paragraph 18.1 and 18.2, neither the Company nor the Trust shall be liable under the indemnification provisions of Paragraph 18.1 or 18.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

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   18.4 Neither the Company nor the Trust shall be liable under the indemnification provisions of Paragraph 18.1 or 18.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or the notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Paragraphs 18.1 and 18.2.

   18.5 In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume, at its own expense, the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

   18.6 Each party agrees to promptly notify the other party of the commencement of any litigation or proceedings against it or any of its officers or directors to which the foregoing provisions may apply.

   19. This Agreement shall terminate:

       (a)at the option of the Company or the Trust upon six (6) months' advance written notice to all other parties to this Agreement; or

       (b)at the option of the Company if any of the Trust's shares are not reasonably available to meet the requirements of the Contracts funded in the Separate Accounts as determined by the Company; or

       (c)at the option of the Company upon institution of formal proceedings against the Trust by the SEC; or

       (d)in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts funded in the Separate Accounts; or

       (e)upon the vote of Contract owners having an interest in a particular Division of the Separate Accounts or order of he SEC to substitute the shares of another investment

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          company for the corresponding Trust Portfolio shares in accordance with the terms of the Contracts for which those Trust shares had been selected to serve as the underlying investment medium, with thirty
          (30) days' advance written notice furnished by the Company to the Trust of the date of the proposed action to replace the Trust's shares; or

       (f)with respect to any Portfolio, upon its liquidation, provided the Trust provides the Company with six (6) months' advance written notice prior to the date of such liquidation; or

       (g)at the option of either party to this Agreement, upon the other party's material breach of any provision of this Agreement, which material breach is not cured within thirty (30) days of receipt of written notice of intent to terminate this Agreement under this provision, provided that the Agreement will terminate ninety
          (90) days after first notice of breach is given.

       Prompt notice shall be given by each party to all other parties in the event that the conditions stated in subparagraphs (b), (c), or (d) of this Paragraph 19 should occur and the Company and the Trust shall take appropriate steps to transition affected Contract owners to an appropriate investment medium, as may be mutually agreed by the Company and the Trust, each making reasonable good faith efforts to reach such agreement.

       Where the conditions requiring or permitting termination apply to fewer than all the Portfolios of the Trust, this Agreement may be terminated with respect to one or more individual Portfolios, as appropriate, without causing the termination of this Agreement with respect to the remaining Portfolios.

   20. Obligations Related to Termination.

       (a)If the Agreement is terminated because of a material breach on the part of the Company or because of the liquidation of a Portfolio, the Trust may redeem the Portfolio shares held by the Separate Accounts on the effective date of termination of this Agreement.

       (b)In the case of a liquidation of a Portfolio by the Trust, the Trust will provide not less than six (6) months' advance written notice to the Company of the date of such liquidation, and, during the time prior to liquidation, the Trust will cooperate reasonably with the Company in effecting a transfer of assets to another underlying trust pursuant to either an exchange offer, an order issued by the SEC permitting substitution ("Substitution Order"), a no-action letter issued by the SEC, or other legal and appropriate means.

       (c)If the Agreement is terminated with respect to any Portfolio for any reason except as contemplated by subparagraph (a) of this Paragraph 20, the Trust shall, at the

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          Company's option and pursuant to the terms and conditions of this
          Agreement, continue to make available additional shares of such Portfolio and redeem shares of such Portfolio for any or all Contracts existing on the effective date of termination of this Agreement, provided that such further sales are not prohibited by law, regulation, action by applicable regulatory body, or action by the Board.

       (d)If the Trust terminates this Agreement for any reason other than a material breach on the part of the Company, or if the Company terminates this Agreement because of a material breach on the part of the Trust or because the Trust's sale of its shares is not in accordance with applicable federal law, the Trust shall reimburse the Company for its expenses in effecting a substitution of other securities for shares of any Portfolio affected by such termination. For purposes of this subparagraph 20(d), such expenses shall include the cost incurred in the preparation and filing of any necessary application with the SEC under Section 26(c) of the 1940 Act to obtain a Substitution Order from the SEC or such other legal and appropriate means of replacing the Portfolio, the cost of providing notices to Contract owners, and the cost of any brokerage expenses of a Portfolio and a replacement trust that the Company would be required to bear in connection with such substitution or such other means, provided that reimbursement of the Company by the Trust for such expenses is consistent with the terms of the Substitution Order and any other outstanding and effective orders issued by the SEC to the Trust or the Company or any of their predecessors or affiliates to permit operations of the Trust or operations of the Company in conjunction with the Trust or such other means.

   21. Notwithstanding any other provisions of this Agreement, the obligations of the Trust hereunder are not personally binding upon any of the trustees, shareholders, officers, employees or agents of the Trust; resort in satisfaction of such obligations shall be had only to the assets and property of the Trust and not to the private property of any of such Trust's trustees, shareholders, officers, employees or agents.

   22. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

   23. This Agreement shall be construed in accordance with the laws of the State of New York.

   24. The Trust on behalf of one or more Portfolios will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Trust provides the Company with statutory prospectuses. The Trust represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act ("Rule 498") applicable to its Portfolios. The Company represents and warrants that its use of the summary prospectuses and supplements, its website, and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Trust,

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at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company, at its sole cost and expense, shall host the summary prospectuses and supplements thereto as well as any other required documentation on its website. The Company shall provide the Trust with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498. The Trust may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days' prior written notice. The Trust agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Trust with at least thirty (30) days' prior written notice of its intended use of the summary prospectuses and at least sixty (60) days' prior written notice of its intent to terminate use of the summary prospectuses.

   25. It is anticipated that American General Equity Services Corporation which serves as the distributor for the Contracts funded in the Separate Accounts will be merging with and into SunAmerica Capital Services, Inc. ("SACS"), the surviving company and also an affiliate of the Company on or about April 2013 (the "Merger"). In contemplation of this Merger, it is affirmed and acknowledged that upon occurrence of such event, the distributor for the Contracts funded in the Separate Accounts shall change to SACS without further action on the part of any parties to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             THE UNITED STATES LIFE INSURANCE
                                             COMPANY IN THE CITY OF NEW YORK,
                                             on behalf of itself and on behalf
                                             of the Separate Accounts set forth
                                             on Appendix A

                                             By:  -----------------------------
                                                  Rodney E. Rishel
                                                  Senior Vice President

                                             ANCHOR SERIES TRUST

                                             By:  -----------------------------
                                                  Nori L. Gabert
                                                  Vice President & Secretary

                                  Appendix A

Separate Account USL VL-R

                                  Appendix B

Income Advantage Select VUL
Protection Advantage Select VUL

This list of contracts may be amended from time to time at the Company's discretion.

                                    - 14 -